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                                                                 EXHIBIT 99.1(B)

                                   EXHIBIT A

                      FORM OF TENDER AND VOTING AGREEMENT

     TENDER AND VOTING AGREEMENT (this "Agreement"), dated as of November 24, 2000, by and among Agilent Technologies, Inc., a Delaware corporation ("Parent"), Tahoe Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Parent, and each of the individuals listed on the Signature Pages hereto (each in his individual capacity, a "Stockholder", and collectively, the "Stockholders").

     WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of the shares of common stock, par value $0.001 per share (the "Common Stock"), of Objective Systems Integrators, Inc., a Delaware corporation (the "Company"), set forth on Annex I hereto;

     WHEREAS, Parent, Purchaser and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "Offer") by Purchaser for all of the outstanding shares of Common Stock and for the subsequent merger (the "Merger") of Purchaser with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Merger Agreement and the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  Representations and Warranties of the Stockholder.  Stockholder
                 -------------------------------------------------
(i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Common Stock, if any, of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Parent of the benefits of this Agreement; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the proxy contained herein.
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     SECTION 2.  Purchase and Sale of the Shares.  Each of the Stockholders
                 -------------------------------
hereby agrees that he shall tender his Shares into the Offer promptly, and in any event no later than the tenth business day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement, and that such Stockholder shall not withdraw any Shares so tendered unless (i) the Offer is terminated or has expired or (ii) this Agreement is terminated pursuant to Section 8 hereof. Purchaser hereby agrees to purchase all the Shares so tendered at a price per Share equal to $17.75 per Share or any higher price that may be paid in the Offer; provided, however, that Purchaser's obligation to accept for payment and
       --------  -------
pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Annex A thereto.

     SECTION 3.  Transfer of the Shares.  Prior to the termination of this
                 ----------------------
Agreement, except as otherwise provided, herein, none of the Stockholders shall:
(i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby. Notwithstanding the foregoing, a Stockholder may transfer his Shares to the Stockholder's spouse, ancestors, descendants or a trust for any of their benefit; provided,
                                                                    --------
however, that in  any such case, each person to which any of such Shares or any
-------
interest in any of such Shares is or may be transferred shall have (a) executed a counterpart to this Tender and Voting Agreement and (b) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

     SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy.
                 ------------------------------------------------

          (a) Subject to Section 8 hereof, each of the Stockholders hereby irrevocably grants to, and appoints, Parent and any nominee thereof, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of such Stockholder, to vote his Shares, or grant a consent or approval in respect of his Shares, in connection with any meeting of the Stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any Acquisition Proposal. This Agreement is intended to bind Stockholder as a stockholder of Company only with respect to the specific matters set forth herein.

          (b) Each of the Stockholders represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that such proxies are hereby revoked.

          (c) Subject to Section 8 hereof, each of the Stockholders hereby affirms that the proxy set forth in this Section 4 is irrevocable and is given in connection
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with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performances of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, except as set forth in Section 8 hereof, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     SECTION 5.  Certain Events.  In the event of any stock split, stock
                 --------------
dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by any Stockholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by any such Stockholder.

     SECTION 6.  Certain Other Agreements.  From and after the date of this
                 ------------------------
Agreement until the Effective Time or termination of the Merger Agreement pursuant to Article VIII thereof, no Stockholder will, nor will any Stockholder authorize or permit any of such Stockholder's affiliates or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction.

     SECTION 7.  Further Assurances. Each of the Stockholders shall, upon
                 ------------------
request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 4 hereof.

     SECTION 8.  Termination.  Except as otherwise provided in this Agreement,
                 -----------
this Agreement, and all rights and obligations of the parties hereunder, including the proxy delivered herein, shall terminate immediately upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time; provided, however, that Sections 9 and 11
                                  --------  -------
shall survive any termination of this Agreement.

     SECTION 9.  Expenses.  All fees and expenses incurred by any one party
                 --------
hereto shall be borne by the party incurring such fees and expenses.

     SECTION 10. Public Announcements.  Each of the Stockholders, Parent and
                 --------------------
Purchaser agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby
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without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

     SECTION 11.  Miscellaneous.
                  -------------

          (a)  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          (e)  Notices.  All notices and other communications pursuant to this
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Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:       Agilent Technologies, Inc.
                              395 Page Mill Road
                              Palo Alto, California 94303-0870
                              Attention: General Counsel
                              Telecopy No.: (650) 752-5742

          With copies to:     Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
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                              650 Page Mill Road
                              Palo Alto, California 94304
                              Attention:     Larry W. Sonsini, Esq.
                                             John T. Sheridan, Esq.
                              Facsimile No.: (650) 493-6811

          And                 Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              One Market
                              Spear Tower, Suite 3300
                              San Francisco, California 94105
                              Attention: Steve L. Camahort, Esq.
                              Facsimile No.: (415) 947-2099

          If to the Stockholder: To the address for notice set forth on the signature page hereof.

          With a copy to:     Morrison & Foerster LLP
                              400 Capitol Mall, Suite 2300
                              Sacramento, California 95814
                              Attention: Charles S. Farman
                              Telecopy No.: (916) 448-3222

          (f)  Governing Law. This Agreement shall be governed by the laws of
               -------------
the State of Delaware, without giving effect to the conflicts of law principles thereof.

          (g)  Entire Agreement. This Agreement and the Proxy contain the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (h)  Effect of Headings. The section headings are for convenience only
               ------------------
and shall not affect the construction or interpretation of this Agreement.

          (i)  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j)  Action in Stockholder Capacity Only.  The Stockholder makes no
               -----------------------------------
agreement or understanding herein in any capacity other than his capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any action taken in any other capacity as an officer or director of the Company.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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     The foregoing Agreement is hereby executed as of the date first above written.

                                    "PARENT"

                                    AGILENT TECHNOLOGIES, INC.,

                                    a Delaware corporation

                                    By: ________________________________

                                    Name: John Eaton
                                          -------------------------
                                    Title: Vice President
                                           ------------------------


                                    "MERGER SUB"

                                    TAHOE ACQUISITION CORP.,

                                    a Delaware corporation

                                    By: ________________________________

                                    Name: John Eaton
                                          -------------------------
                                    Title: Vice President
                                           ------------------------

                                    Signed: ________________________________

                                    Name:  Richard G. Vento, an individual
                                           ---------------------------------


                                    Signed: ________________________________


                                    Name:  DTDV L.L.C.
                                           ---------------------------------
                                    By:  Richard G. Vento
                                         -----------------------------------
                                         its Managing Member


                                    Signed: ________________________________
                                    Name:  Vento L.L.C.
                                           ---------------------------------
                                    By:  Richard G. Vento
                                         -----------------------------------
                                         its Managing Member


                                    Signed: ________________________________

                                    Name:  Gail Vento L.L.C.
                                           ---------------------------------
                                    By:  Richard G. Vento
                                         -----------------------------------
                                         its Managing Member


                                    Signed: ________________________________

                                    Name:  Nicole Vento L.L.C.
                                           ---------------------------------
                                    By:  Richard G. Vento
                                         -----------------------------------
                                         its Managing Member


                                    Signed: ________________________________

                                    Name:  Renee Vento L.L.C.
                                           ---------------------------------
                                    By:  Richard G. Vento
                                         -----------------------------------
                                         its Managing Member


                                    Signed: ________________________________

                                    Name:  Lana Vento, an individual
                                           ---------------------------------
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                                    Signed: ________________________________

                                    Name:  DTLV L.L.C.
                                           ---------------------------------
                                    By:  Lana Vento
                                         -----------------------------------
                                         its Managing Member


                                    Signed: ________________________________

                                    Name:  Tom L. Johnson, an individual
                                           ---------------------------------


                                    Signed: ________________________________

                                    Name:  Johnson L.L.C.
                                           ---------------------------------
                                    By:  Tom L. Johnson
                                         -----------------------------------
                                         its Managing Member


                                    Signed: ________________________________

                                    Name:  Donna Johnson, an individual
                                           ---------------------------------


                                    Signed: ________________________________

                                    Name:  Kevin Johnson L.L.C.
                                           ---------------------------------
                                    By:  William Charles Bailey
                                         -----------------------------------
                                         its Managing Member

                                    Signed: ________________________________

                                    Name:  Kari Anne Johnson L.L.C.
                                           ---------------------------------
                                    By:  William Charles Bailey
                                         -----------------------------------
                                         its Managing Member

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